NXP Semiconductors Reports Second Quarter 2026 Results
EINDHOVEN, The Netherlands, July 28, 2026 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the second quarter, which ended June 28, 2026. “NXP delivered second-quarter revenue of $3.5 billion, up 19 percent year-on-year and 10 percent sequentially, with growth across all end markets and all regions. This performance reflects the strength of our company-specific growth drivers, particularly in Software-Defined Vehicles and Physical AI, with Data Center emerging as an additional growth engine. Our strong first-half results and third-quarter guidance reinforce our confidence in achieving our financial commitments to drive long-term shareholder value. Underlying these results, AI is moving from the cloud into the physical world— into vehicles, factories, and robots — and it lands directly in the markets where NXP has leadership positions. NXP's portfolio of processing, connectivity, and security solutions, positions us to enable next-generation edge intelligence for our customers,” said Rafael Sotomayor, NXP President and Chief Executive Officer.

Key Highlights for the Second Quarter 2026:
•Revenue was $3.50 billion, up 19 percent year-on-year;
•GAAP gross margin was 57.3 percent, GAAP operating margin was 30.6 percent and GAAP diluted Net Income per Share was $3.02;
•Non-GAAP gross margin was 58.0 percent, non-GAAP operating margin was 35.1 percent, and non-GAAP diluted Net Income per Share was $3.61;
•Cash flow from operations was $860 million, with net capex investments of $69 million, resulting in non-GAAP free cash flow of $791 million or 22.6 percent of revenue;
•Capital return during the quarter was $360 million, representing 45.5 percent of second quarter non-GAAP free cash flow. Dividends paid during the quarter were $256 million, and share buybacks were $104 million. After the end of the second quarter, between June 29, 2026, and July 24, 2026, NXP executed via a 10b5-1 program additional share repurchases totaling $32 million; and
•On April 20, 2026, NXP repaid the $750 million aggregate principal amount of outstanding 3.875% senior unsecured notes due June 18, 2026, at par using available cash.
Summary of Reported Second Quarter 2026 ($ millions, unaudited) (1)

	Q2 2026	Q1 2026	Q2 2025	Q - Q	Y - Y
Total Revenue	$3,496	$3,181	$2,926	10%	19%
GAAP Gross Profit	$2,002	$1,788	$1,562	12%	28%
Gross Profit Adjustments (i)	$(26)	$(27)	$(90)
Non-GAAP Gross Profit	$2,028	$1,815	$1,652	12%	23%
GAAP Gross Margin	57.3%	56.2%	53.4%
Non-GAAP Gross Margin	58.0%	57.1%	56.5%
GAAP Operating Income (Loss)	$1,071	$1,505	$687	-29%	56%
Operating Income Adjustments (i)	$(157)	$453	$(248)
Non-GAAP Operating Income	$1,228	$1,052	$935	17%	31%
GAAP Operating Margin	30.6%	47.3%	23.5%
Non-GAAP Operating Margin	35.1%	33.1%	32.0%
GAAP Net Income (Loss) attributable to Stockholders	$767	$1,122	$445	-32%	72%
Net Income Adjustments (i)	$(151)	$348	$(245)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$918	$774	$690	19%	33%
GAAP diluted Net Income (Loss) per Share (ii)	$3.02	$4.43	$1.75	-32%	72%
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.61	$3.05	$2.72	18%	33%

Additional information
	Q2 2026	Q1 2026	Q2 2025	Q - Q	Y - Y
Automotive	$1,938	$1,782	$1,729	9%	12%
Industrial & IoT	$755	$628	$546	20%	38%
Mobile	$351	$391	$331	-10%	6%
Comm. Infra. & Other	$452	$380	$320	19%	41%
DIO	156	165	158
DPO	60	59	60
DSO	33	34	33
Cash Conversion Cycle	129	140	131
Channel Inventory (weeks)	11	11	9
Gross Financial Leverage (iii)	2.1x	2.4x	2.4x
Net Financial Leverage (iv)	1.5x	1.7x	1.8x

1.Additional Information for the second quarter 2026:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
Guidance for the Third Quarter 2026: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,650	$3,750	$3,850		$3,650	$3,750	$3,850
Q-Q	4%	7%	10%		4%	7%	10%
Y-Y	15%	18%	21%		15%	18%	21%
Gross Profit	$2,093	$2,171	$2,248	$(24)	$2,117	$2,195	$2,272
Gross Margin	57.3%	57.9%	58.4%		58.0%	58.5%	59.0%
Operating Income (loss)	$1,137	$1,205	$1,272	$(177)	$1,314	$1,382	$1,449
Operating Margin	31.2%	32.1%	33.0%		36.0%	36.9%	37.6%
Financial Income (expense)	$(95)	$(95)	$(95)	$(10)	$(85)	$(85)	$(85)
Tax rate	19.2%-20.2%				17.5%-18.5%
Equity-accounted investees	$(6)	$(6)	$(6)	$(1)	$(5)	$(5)	$(5)
Non-controlling interests	$(15)	$(15)	$(15)		$(15)	$(15)	$(15)
Shares - diluted	254.0	254.0	254.0		254.0	254.0	254.0
Earnings Per Share - diluted	$3.21	$3.43	$3.64		$3.89	$4.11	$4.32

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(5) million; Share-based Compensation, $(14) million; Other Incidentals, $(5) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(36) million; Share-based Compensation, $(115) million; Restructuring and Other Incidentals, $(26) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(10) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(1) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Other income, (vi) Operating income (loss), (vii) Operating margin, (viii) Financial Income (expense), (ix) Income tax benefit (provision), (x) Results relating to foundry equity-accounted investees, (xi) Net income (loss) attributable to stockholders, (xii) Earnings per Share - Diluted, (xiii) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xiv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, July 28, 2026 at 4:30 p.m. U.S. Eastern Daylight Time (EDT) to review the second quarter 2026 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.27 billion in 2025. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which our products are incorporated; recent changes in global trade policy including tariffs and related trade actions announced by the U.S., China and other countries, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in our customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East including the ongoing military conflict involving Iran and the resulting disruption to energy markets, industrial gas supplies and global logistical routes, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	June 28, 2026	March 29, 2026	June 29, 2025

Revenue	$3,496	$3,181	$2,926
Cost of revenue	(1,494)	(1,393)	(1,364)
Gross profit	2,002	1,788	1,562
Research and development	(604)	(588)	(573)
Selling, general and administrative	(291)	(284)	(278)
Amortization of acquisition-related intangible assets	(31)	(32)	(25)
Total operating expenses	(926)	(904)	(876)
Other income (expense)	(5)	621	1
Operating income (loss)	1,071	1,505	687
Financial income (expense):
Other financial income (expense)	(97)	(96)	(86)
Income (loss) before income taxes	974	1,409	601
Benefit (provision) for income taxes	(189)	(272)	(116)
Results relating to equity-accounted investees	(3)	(4)	(28)
Net income (loss)	782	1,133	457
Less: Net income (loss) attributable to non-controlling interests	15	11	12
Net income (loss) attributable to stockholders	767	1,122	445

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$3.04	$4.44	$1.76
Diluted	$3.02	$4.43	$1.75

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	252,415	252,715	252,418
Diluted	254,021	253,525	253,844

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	June 28, 2026	March 29, 2026	June 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,222	$3,708	$3,170
Accounts receivable, net	1,274	1,186	1,071
Assets held for sale	92	91	294
Inventories, net	2,557	2,523	2,361
Other current assets	539	644	790
Total current assets	7,684	8,152	7,686

Non-current assets:
Deferred tax assets	1,242	1,238	1,306
Other non-current assets	3,195	3,037	1,909
Property, plant and equipment, net	2,835	2,901	3,130
Identified intangible assets, net	1,441	1,505	1,121
Goodwill	10,268	10,280	10,098
Total non-current assets	18,981	18,961	17,564

Total assets	26,665	27,113	25,250

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	984	904	892
Restructuring liabilities-current	111	133	65
Other current liabilities	1,672	1,851	1,471
Short-term debt	999	750	1,999
Total current liabilities	3,766	3,638	4,427

Non-current liabilities:
Long-term debt	9,977	10,974	9,479
Restructuring liabilities	65	76	60
Other non-current liabilities	1,096	1,151	1,348
Total non-current liabilities	11,138	12,201	10,887

Non-controlling interests	362	347	367
Stockholders’ equity	11,399	10,927	9,569
Total equity	11,761	11,274	9,936

Total liabilities and equity	26,665	27,113	25,250

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	June 28, 2026	March 29, 2026	June 29, 2025
Cash flows from operating activities:
Net income (loss)	$782	$1,133	$457
Cash flows provided by (used for) operating activities:
Depreciation and amortization	184	179	207
Share-based compensation	105	109	117
Amortization of discount (premium) on debt, net	—	1	—
Amortization of debt issuance costs	2	2	2
Net (gain) loss on sale of assets	—	(627)	(6)
Results relating to equity-accounted investees	3	4	28
(Gain) loss on equity securities, net	1	(1)	(3)
Deferred tax expense (benefit)	(13)	(28)	3
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	14	(115)	(106)
(Increase) decrease in inventories	(34)	87	(90)
Increase (decrease) in accounts payable and other liabilities	(136)	231	33
(Increase) decrease in other non-current assets	(48)	(182)	131
Exchange differences	3	4	9
Other items	(3)	(4)	(3)
Net cash provided by (used for) operating activities	860	793	779

Cash flows from investing activities:
Purchase of identified intangible assets	(37)	(42)	(37)
Capital expenditures on property, plant and equipment	(69)	(79)	(83)
Purchase of interests in businesses, net of cash acquired	—	—	(679)
Proceeds from sale of interests in businesses, net of cash divested	—	878	—
Purchase of investments	(132)	(249)	(93)
Proceeds from the sale of investments	1	—	—
Net cash provided by (used for) investing activities	(237)	508	(892)

Cash flows from financing activities:
Repurchase of long-term debt	(750)	(501)	(500)
Cash paid for debt issuance costs	—	(3)	—
Proceeds from the issuance of commercial paper notes	—	—	1,565
Repayment of commercial paper notes	—	—	(1,315)
Dividends paid to non-controlling interests	—	(29)	—
Dividends paid to common stockholders	(256)	(256)	(257)
Proceeds from issuance of common stock through stock plans	1	36	2
Purchase of treasury shares and restricted stock unit withholdings	(104)	(102)	(204)
Other, net	—	(1)	—
Net cash provided by (used for) financing activities	(1,109)	(856)	(709)

Effect of changes in exchange rates on cash positions	—	(4)	4
Increase (decrease) in cash and cash equivalents	(486)	441	(818)
Cash and cash equivalents at beginning of period	3,708	3,267	3,988
Cash and cash equivalents at end of period	3,222	3,708	3,170

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	June 28, 2026	March 29, 2026	June 29, 2025
GAAP Gross Profit	$2,002	$1,788	$1,562
PPA Effects	(5)	(6)	(7)
Restructuring	—	1	(61)
Share-based compensation	(12)	(13)	(14)
Other incidentals	(9)	(9)	(8)
Non-GAAP Gross Profit	$2,028	$1,815	$1,652

GAAP Research and development	$(604)	$(588)	$(573)
Restructuring	4	(2)	(3)
Share-based compensation	(54)	(57)	(58)
Other incidentals	(4)	(11)	(7)
Non-GAAP Research and development	$(550)	$(518)	$(505)

GAAP Selling, general and administrative	$(291)	$(284)	$(278)
Restructuring	4	(1)	(3)
Share-based compensation	(39)	(39)	(45)
Other incidentals	(12)	(4)	(15)
Non-GAAP Selling, general and administrative	$(244)	$(240)	$(215)

GAAP Other income (expense)	$(5)	$621	$1
Other incidentals	1	626	(2)
Non-GAAP Other income (expense)	$(6)	$(5)	$3

GAAP Operating income (loss)	$1,071	$1,505	$687
PPA effects	(36)	(38)	(32)
Restructuring	8	(2)	(67)
Share-based compensation	(105)	(109)	(117)
Other incidentals	(24)	602	(32)
Non-GAAP Operating income (loss)	$1,228	$1,052	$935

GAAP Financial income (expense)	$(97)	$(96)	$(86)
Foreign exchange gain (loss)	(5)	(4)	(7)
Other financial income (expense)	(5)	(2)	6
Non-GAAP Financial income (expense)	$(87)	$(90)	$(85)

GAAP Income tax benefit (provision)	$(189)	$(272)	$(116)
Income tax effect	16	(99)	32
Non-GAAP Income tax benefit (provision)	$(205)	$(173)	$(148)

($ in millions except share data)	Three months ended
	June 28, 2026	March 29, 2026	June 29, 2025

GAAP Results relating to equity-accounted investees	$(3)	$(4)	$(28)
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	—	(28)
Non-GAAP Results relating to equity-accounted investees	$(3)	$(4)	$—

GAAP Net income (loss)	$782	$1,133	$457
Less: Net income (loss) attributable to non-controlling interest	15	11	12
GAAP Net income (loss) attributable to stockholders	$767	$1,122	$445

GAAP Net income (loss) attributable to stockholders	$767	$1,122	$445
PPA Effects	(36)	(38)	(32)
Restructuring	8	(2)	(67)
Share-based compensation	(105)	(109)	(117)
Other incidentals	(24)	602	(32)
Other adjustments:
Adjustments to financial income (expense)	(10)	(6)	(1)
Income tax effect	16	(99)	32
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	—	(28)
Non-GAAP Net income (loss) attributable to stockholders	$918	$774	$690

GAAP net income (loss) per common share attributable to stockholders - diluted	$3.02	$4.43	$1.75
PPA Effects	(0.14)	(0.15)	(0.12)
Restructuring	0.03	(0.01)	(0.27)
Share-based compensation	(0.41)	(0.43)	(0.46)
Other incidentals	(0.09)	2.38	(0.13)
Other adjustments:
Adjustments to financial income (expense)	(0.04)	(0.02)	—
Income tax effect	0.06	(0.39)	0.12
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	—	(0.11)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.61	$3.05	$2.72

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	June 28, 2026	March 29, 2026	June 29, 2025
GAAP Net income (loss)	$782	$1,133	$457
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	97	96	86
(Benefit) provision for income taxes	189	272	116
Depreciation and impairment	114	109	143
Amortization	70	70	64
EBITDA (Non-GAAP)	$1,252	$1,680	$866
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	—	—	28
Restructuring	(8)	2	67
Share-based compensation	105	109	117
Other incidental items[2]	20	(605)	25
Adjusted EBITDA (Non-GAAP)	$1,369	$1,186	$1,103
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,106	$4,840	$4,745

Additional Information:
1.Refer to Table 4 above for further information regarding the results relating to equity-accounted investees.
2. Excluding depreciation and impairment or amortization relating to:
–other incidental items	4	3	7

($ in millions)	Three months ended
	June 28, 2026	March 29, 2026	June 29, 2025
Net cash provided by (used for) operating activities	$860	$793	$779
Net capital expenditures on property, plant and equipment	(69)	(79)	(83)
Non-GAAP free cash flow	$791	$714	$696
Trailing twelve month non-GAAP free cash flow	$2,807	$2,712	$2,008
Trailing twelve month non-GAAP free cash flow as percent of Revenue	21%	21%	17%